Exhibit 99.1
www.nortel.com

FOR IMMEDIATE RELEASE	March 10, 2006

For more information:

Patricia Vernon	Jay Barta
905-863-1035	972-685-2381
patricve@nortel.com	jbarta@nortel.com
Nortel Announces Short-Term Priorities to Build Shareholder Value
Over US$1.5 Billion in Targeted Operating Margin Expansion from Business Transformation
Activities; Integrity Renewal and Growth Imperatives are Cornerstone of Plan
TORONTO — Nortel* [NYSE/TSX: NT] today provided additional details on its short-term priorities to build shareholder value that include a focus on Business Transformation, Integrity Renewal and Growth Imperatives. Most notably, Nortel is targeting operating margin expansion in excess of US$1.5 billion in 2008, including US$200 million in cost savings from the previously initiated finance transformation.
“Execution against these priorities will strengthen the foundation we are laying for a rejuvenated Nortel,” said Mike Zafirovski, Nortel president and CEO. “We embarked on this marathon in December 2005 when we initiated the first phase of this plan. We’re making steady progress and our goal is to realize the full impact of our actions in 2008.”
The company’s Business Transformation plan is focused on simplifying Nortel’s business, improving quality, reducing direct and indirect costs, and generating new revenues. It is designed to address the company’s biggest operational challenges and comprises six key areas: Services, Supply Chain Effectiveness, Revenue Stimulation (including Sales and Pricing), R&D Effectiveness, General and Administrative Effectiveness, Organization & Workforce Effectiveness. The Business Transformation teams consist of top-performing employees specifically chosen to lead and support the efforts. These activities will be further supported by implementation of the Six Sigma quality programs and broad employee engagement initiatives.
With respect to Integrity Renewal, the company remains focused on effective governance, improving internal controls and ensuring the integrity of financial information. Nortel is enhancing its Compliance function to ensure overall, company wide compliance with applicable laws, regulations and company policies and the company has also created new leadership values and asked employees to reconfirm their commitment to ethical behavior in alignment with the company’s Code of Ethical Business Conduct.
“We have an unwavering commitment to be among the top companies in the world in corporate governance and business and financial controls,” said Zafirovski.
As part of Nortel’s Growth Imperatives, Zafirovski has set a goal to pursue market opportunities where the company can achieve a leadership position and at least 20 percent market share. “We have a team currently conducting a full review of our R&D priorities and investment areas,” he said. For example, Nortel has made decisions to significantly increase investment in the promising areas of IMS, WiMAX, and IPTV, redirect funding from its services edge router and sell certain assets of its Blade Server Switch Business Unit. “You can expect us to continue to share details related to R&D prioritization as decisions are made over the next 12 months,” said Zafirovski.
“I have found a deep sense of commitment and pride from the Nortel employees and I am excited by the energy generated for our business transformation, integrity renewal and growth activities,” Zafirovski added. “I also want to thank our employees and leadership team who have continued to execute with a passionate customer focus in the face of many challenges over the last several years.”

“Now we are ready for the next phase,” said Zafirovski. “We have our sights squarely focused on restoring Nortel’s credibility, executing a winning plan for profitable growth and recapturing Nortel’s position as a great company.”
About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different.
Nortel has made various assumptions in the preparation of its financial outlook in this press release, including the following company specific assumptions: no further negative impact to Nortel’s results of operations, financial condition and liquidity arising from the announcement today of the restatement and Nortel’s previously announced two restatements of its financial results; Nortel’s prices increasing at or above the rate of price increases for similar products in geographic regions in which Nortel sells its products; increase in sales to Nortel’s enterprise customers and wireless service provider customers in the Asia Pacific region as a result of Nortel’s joint venture with LG Electronics Inc.; anticipated growth in sales to enterprise customers including the full year impact to Nortel’s revenues from its acquisition of PEC Solutions, Inc., (now Nortel Government Solutions Incorporated); improvement in Nortel’s product costs due to favorable supplier pricing substantially offset by higher costs associated with initial customer deployments in emerging markets; cost reductions resulting from the completion of Nortel’s significant financial restatement exercise related to its previously announced two restatements and 2004 restructuring plan; a moderate increase in costs over 2005 related to investments in the finance organization and remedial measures related to Nortel’s material weaknesses in internal controls; increased employee costs relative to expected cost of living adjustments and employee bonuses offset by a significant reduction in executive recruitment and severance costs incurred in 2005; and the effective execution of Nortel’s strategy. Nortel has also made certain macroeconomic and general industry assumptions in the preparation of its financial guidance including: a modest growth rate in the gross domestic product of global economies in the range of 3.2% which is unchanged from the growth rate in 2005; global service provider capital expenditures in 2006 reflecting flat to low single digit growth as compared to low double digit growth in 2005; a general increase in demand for broadband access, data traffic and wireless infrastructure and services in emerging markets with the rate of growth in developed markets beginning to slow; and a moderate impact as a result of expected industry consolidation among service providers in various geographic regions, particularly in North America and EMEA. The above assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this press release.
Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s restatement announced in this press release and previous two restatements of its financial statements and related events; the negative impact on Nortel and NNL of their announced restatement and delay in filing their financial statements and related periodic reports causing them to breach their public debt indentures and obligations under their credit facilities with the possibility that the holders of their public debt or NNL’s lenders would seek to accelerate the maturity of that debt; and causing a breach of NNL’s support facility with EDC with the possibility that EDC would refuse to issue additional support under the facility, terminate its commitments under the facility or require NNL to cash collateralize all existing support; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatement of its financial statements announced in this press release; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; any default in Nortel’s filing obligations extending beyond two months from the date hereof (May 9, 2006) causing any Canadian securities regulatory authority to impose an order to cease all trading in Nortel’s securities within the applicable jurisdiction or to impose such an order sooner if Nortel fails to comply with the alternate information guidelines of such regulatory authorities; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in its market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; restrictions on how Nortel and its president and chief executive officer conduct its business arising from a settlement with Motorola Inc.; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative affect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s restatement announced in this press release and previous two restatements of its financial statements; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative affect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in Nortel’s market price of its publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse affect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.